Page 85 of 96 Pages

                                   EXHIBIT H

                             SHAREHOLDERS AGREEMENT

                  THIS SHAREHOLDERS AGREEMENT (the "Agreement") is made and entered into as of May 11, 2001 by and among Golden Telecom, Inc., a Delaware corporation (the "Company"), Global TeleSystems Europe Holdings B.V. (as the assignee of Global TeleSystems Europe B.V., which is the assignee of Global TeleSystems, Inc.), a company organized and registered under the laws of the Netherlands ("GTS"), Alfa Telecom Limited (as the assignee of Alfa Bank Holdings Limited), a company incorporated in the British Virgin Islands ("Alfa"), Capital International Global Emerging Markets Private Equity Fund, L.P., a Delaware limited partnership ("CIG"), and Cavendish Nominees Limited, a limited liability company organized and registered under the laws of Guernsey ("Cavendish"), and First NIS Regional Fund SICAV, a private institutional fund organized and registered under the laws of Luxembourg (together with Cavendish, "Barings") (each of Alfa, CIG and Barings, an "Investor").

                                    RECITALS

                  A. GTS has sold an aggregate of 12,195,122 shares of the Company's Common Stock (as defined herein) in a private placement to the Investors pursuant to a Share Purchase Agreement dated April 2, 2001 (the "Purchase Agreement").

                  B. In order to induce Alfa, CIG and Barings to enter into the Purchase Agreement, GTS has granted each of them an option (an "Option") to purchase additional Shares (as defined herein) of the Company.

                  C. Pursuant to the terms hereof and certain instruments executed and delivered by the parties concurrently with the execution and delivery of this Agreement, the parties intend to terminate the effectiveness of
(1) all of the provisions of that certain Shareholders Agreement dated as of October 5, 1999 between GTS and the Company (the "Seller Shareholders Agreement") and (2) the provisions in Sections 9, 10, 11 and 13 of that certain Shareholders and Registration Rights Agreement dated as of December 24, 1999, by and among the Company, GTS and CIG (the "CIG Shareholders and Registration Rights Agreement"), and the parties desire to supersede and replace such provisions with those set forth herein.

                  D.    The  Investors   desire  to  set  forth  the  terms  and
conditions of certain agreements between them regarding certain rights and restrictions with respect to the Shares and the management of the Company, and the Company is willing to be a party to this Agreement to facilitate such agreements.

                  E.    In   consideration   of  the  premises  and  the  mutual
agreements contained herein, the parties hereby agree as follows:

                                                             Page 86 of 96 Pages

         AGREEMENT
         ---------
         1.     Definitions
                -----------

                As used in this Agreement, the following capitalized terms shall have the following meanings:

                "Common Stock" means shares of the Company's common stock, par value $.01 per share, as the same may be constituted from time to time.

                "Director" means a member of the Board of Directors of the Company.

                "Note" means that certain promissory note in principal amount of U.S.$55,000,000 issued by Alfa as partial consideration for the shares purchased by Alfa pursuant to the Purchase Agreement.

                "Original Shares" means the shares of Common Stock purchased by the Investors pursuant to the Purchase Agreement and issued or issuable upon the exercise of outstanding Options.

                "Permitted Transferee" of a Person shall mean any other Person controlled by, under common control with or in control of such Person and notwithstanding the foregoing, in the case of Cavendish shall also include each of the following: Baring Vostok Private Equity Fund, L.P.1, Baring Vostok Private Equity Fund, L.P.2, Baring Vostok Private Equity Fund L.P.3, the NIS Restructuring Facility and First NIS Regional Fund SICAV.

                "Person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                "Pro Rata Portion" with respect to an Investor means a fraction, the numerator of which is the total number of Original Shares of such Investor and the denominator of which is the total number of Original Shares of all Investors.

                "Shares" means shares of Common Stock of the Company, any securities issued or issuable with respect to such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and any other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, Common Stock.

                "Transfer" means any transfer, in whole or in part, by sale, pledge, assignment, grant or other means, including, without limitation, by the grant of an option, of Shares.

                "Third Party" shall mean any Person other than a Permitted Transferee.

         2.     Tag-Along Rights
                ----------------
                (a) Alfa shall not, in any one transaction or any series of related transactions, Transfer Shares to any Third Party, who will own, directly

                                                             Page 87 of 96 Pages

or through affiliates, not less than 9,791,999 Shares (such number to be appropriately adjusted for Share repurchases, stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) immediately after such purchase (a "Third Party Offer"), unless the terms and conditions of the Third Party Offer include an offer, at the same price and on the same terms as the Transfer by Alfa, to include, at the option of CIG and/or Barings, in the sale or other disposition to the Third Party, a number of Shares owned by CIG and/or Barings determined in accordance with this Section 2.

                (b) Alfa shall cause the Third Party Offer to be reduced to writing (which writing shall include an offer to purchase or otherwise acquire Shares from CIG and Barings as provided in this Section 2) and shall send written notice of the Third Party Offer together with a copy of the Third Party Offer (the "Inclusion Notice") to CIG and Barings in the manner set forth in
Section 9(d) hereof. At any time within 15 calendar days after delivery of the Inclusion Notice, CIG and Barings may accept the offer included in the Inclusion Notice and by furnishing written notice of acceptance to Alfa.

                (c) Each of CIG and Barings shall have the right (an "Inclusion Right") to sell pursuant to the Third Party Offer a number of its Shares, not to exceed the number of its Original Shares, equal to the product of
(x) its Pro Rata Portion and (y) the total number of Shares covered by the Third Party Offer.

                (d) The consideration payable per Share to be Transferred by CIG and Barings in such sale or other disposition shall be the same in all respects as the consideration payable to Alfa per Share so Transferred by Alfa.

                (e) This Section 2 does not apply if Alfa Transfers Shares to an internationally recognized financial institution, a telecommunications company with market capitalization in excess of $1 billion or an international investment fund with a majority of capital provided by reputable institutional or governmental shareholders.

         3.     Nomination and Removal of Directors
                -----------------------------------

                (a) The Company and each Investor agree that so long as the voting agreement set forth in this Section 3 remains in effect, each of them shall take all action necessary from time to time (including, without limitation, the voting of shares, execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, the waiving of notice and attendance at meetings, the amendment of the Company's by-laws and the like) necessary to maintain the membership on the Board as follows:

                (i) subject to paragraphs (f) and (h) below, three directors shall be designated by Alfa (the "Alfa Directors") and an additional fourth director may be designated by Alfa, if CIG and Barings agree to such designation, as set forth in clause (iv) or clause (vi) below;

                (ii)    one  director  shall  be  designated  by CIG  (the  "CIG
                        Director");

                (iii)   one  director   shall  be  designated  by  Barings  (the
                        "Barings Directors");

                                                             Page 88 of 96 Pages

                (iv) in accordance with paragraph (d) below, one director shall be designated by GTS (the "GTS Director") or one director shall be designated jointly by Alfa, CIG and Barings (the "Jointly Designated GTS Replacement Director");

                (v) such additional directors designated by GTS, if any, as may be required pursuant to paragraph (f) below; and

                (vi) in accordance with paragraph (g) below, one director in addition to the Jointly Designated GTS Replacement Director may be designated jointly by Alfa, CIG and Barings;

provided, however, in no event during the term hereof will the total number of Alfa Directors and/or other Persons who are directors, officers, employees, shareholders or affiliates of Alfa or any of its affiliates exceed four.

                (b) If any Investor (the "Affected Investor") gives notice at any time to the Company and the other Investors that any individual then serving as a director of the Company designated by the Affected Investor is no longer the Affected Investor's designee, then the Affected Investor, the Company and the other Investors shall take all such actions as are necessary to remove the director so designated.

                (c) If a director designated by an Affected Investor dies, resigns or is removed as a director of the Company pursuant to Section 3(b) above, then the Affected Investor, the Company and the other Investors shall take such action as is necessary to elect as a director of the Company an individual subsequently designated by the Affected Investor.

                (d) GTS agrees to cause its remaining designee to resign at the first to occur of (each, a "Resignation Event"): (i) such time as the aggregate cash consideration paid to GTS for purchases of Shares pursuant to the Purchase Agreement and upon the exercise of Options shall equal at least $150,000,000 and (ii) such time as GTS shall own shares of Common Stock aggregating fewer than 4% of all of the issued and outstanding shares of Common Stock. From and after the date on which a Resignation Event occurs, Alfa, CIG and Barings shall have the right to jointly designate the Jointly Designated GTS Replacement Director.

                (e) If the Jointly Designated GTS Replacement Director dies, resigns or is removed as a director of the Company pursuant to Section 3(b) above, then the Company and the Investors shall take such action as is necessary to elect as a director of the Company any individual subsequently jointly designated by Alfa, CIG and Barings as a replacement therefor.

                (f) If any "Event of Default" (as defined therein) shall occur under the Note, then Alfa shall cause the directors designated by it to resign immediately and GTS shall have the right to designate such number of directors as shall constitute a majority of the Board of Directors, who shall also be deemed to be GTS Directors hereunder. The Investors and the Company shall take such action as may be reasonably required to permit GTS to exercise such right (including without limitation maintaining at least one vacancy on the Board of Directors until payment in full of the Note, such that GTS would be

                                                             Page 89 of 96 Pages

able to designate a number of directors as would constitute a majority of the Board of Directors without increasing the size of the Board of Directors).

                (g) If a vacancy shall arise on the Board other than such vacancy as would be filled by the Jointly Designated GTS Replacement Director or pursuant to Section 3(d) above, Alfa may propose a Person to fill the vacancy and if each of CIG and Barings approve such Person, Alfa, CIG and Barings shall use their reasonable best efforts to effect the appointment of such Person to the Board and to vote for his or her election at any subsequent meeting of stockholders held or other action taken for such purpose.

                (h) From and after such time as Alfa shall own shares of Common Stock aggregating fewer than 15% of all of the issued and outstanding shares of Common Stock, the number of Alfa Directors shall be reduced to two and Alfa shall cause one of the Alfa Directors to resign if there are more than three such directors serving on the Board.

         4.     Assignment and Transfer of GTS Registration Rights Agreement
                ------------------------------------------------------------

                (a) In order to induce Alfa to enter into the Purchase Agreement and the transactions contemplated thereby, GTS hereby irrevocably and unconditionally assigns and absolutely transfers to Alfa, with effect from the Closing Date, and with respect to all of Alfa's Original Shares, all of GTS's present and future rights, title and interest in and under the Registration Rights Agreement, dated as of October 5, 1999 (the "GTS Registration Rights Agreement") by and between GTS and the Company (the "Assignment").

                (b) The Company hereby acknowledges and consents in all respects to the Assignment and confirms the availability of three Demand Registration rights thereunder (as such term is defined therein).

                (c) Alfa shall not be liable to GTS, the Company or any of their successors, assigns, affiliates, directors, officers, stockholders, agents or representatives for any losses, liabilities (contingent or otherwise), damages, and expenses of any nature or kind in connection with the GTS Registration Rights Agreement that have or may have occurred prior to the date of the Assignment.

                (d) Subject to Section 3(c) above, to the extent of its interests therein Alfa agrees to be bound by the terms of the GTS Registration Rights Agreement as if signatory thereto.

                (e) The Company hereby acknowledges and agrees that (i) Alfa shall have the benefit of all rights contained in the GTS Registration Rights Agreement, including, without limitation, the registration rights contained in Sections 3, 4 and 5 of the GTS Registration Rights Agreement with respect to all of Alfa's Original Shares and (ii) GTS shall have the benefit of all rights contained in Section 5 of the GTS Registration Rights Agreement with respect to GTS's remaining 2,861,206 shares of Common Stock.

         5.     No Confidential Agreements
                --------------------------

                Each Investor and GTS agrees that it has not, as of the date hereof, and will not from and after the date hereof enter into any agreements, arrangements or understandings with (i) any other Investor or GTS, as applicable, insofar as concerns the Company, its management or any Shares or

                                                             Page 90 of 96 Pages

(ii) with the Company, its affiliates or management without giving prior written notice to the Company, the other Investors and GTS, as applicable, disclosing all material terms thereof.

         6.     Contingent Call Exercise
                ------------------------

                In the event that Alfa delivers to GTS a Contingent Call Notice (as defined in the Stock Option Agreement dated as of May 11, 2001 between Alfa Telecom Limited and Global TeleSystems, Inc.), CIG and Barings shall have the right to purchase Shares purchased by Alfa thereunder at the same price on a pro rata basis, based on its respective Pro Rata Portion. Alfa and GTS shall take all such actions necessary to permit such a purchase by CIG and/or Barings.

         7.     Termination
                -----------

                This Agreement shall terminate on the later of (x) the second anniversary of the date of the Closing (as defined in the Purchase Agreement) and (y) the date of the annual meeting of shareholders of the Company held in calendar year 2003. If earlier, this Agreement will terminate as to any Investor when it ceases to hold at least 1.5% of the outstanding Common Stock of the Company; provided, however, that Section 2 of this Agreement shall terminate
          --------   -------
earlier as to Barings or CIG, as the case may be, when it ceases to hold at least 2.5% of the outstanding Common Stock of the Company.


         8.     Affiliate Status
                ----------------

                At the date of this Agreement, Alfa represents and warrants that it is an affiliate of (being under common control with) OAO Alfa Bank, a Russian open joint stock company.

         9.     Miscellaneous
                -------------

                (a)     Remedies.  Each party shall be entitled to exercise  all
                        --------
rights provided herein or granted by law, including recovery of damages, and each party hereto will be entitled to specific performance of their rights under this Agreement. Each of the Company, GTS and the Investors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                (b)     No Inconsistent  Agreements.  The Company will not on or
                        ---------------------------
after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof.

                (c)     Amendments   and  Waivers.   The   provisions   of  this
                        -------------------------
Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of each Investor.

                                                             Page 91 of 96 Pages

                (d)     Notices.  All  notices,   requests,  demands  and  other
                        -------
communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

                (i)        If to Alfa:

                           Alfa Telecom Limited
                           P.O. Box 3339
                           Geneva Place
                           2nd Floor
                           333 Waterfront Drive
                           Road Town
                           Tortola, British Virgin Islands

                           Facsimile No.:
                           Attention:  Pavel Nazarian

                           with a copy to:

                           Akin, Gump, Strauss, Hauer & Feld L.L.P.
                           Robert S. Strauss Building
                           1333 New Hampshire Avenue N.W.
                           Washington, D.C.  20036
                           Facsimile No.:  (202) 887-4288
                           Attention:  Vladimir Lechtman

                (ii)       If to CIG:

                           c/o Capital International Global Emerging Markets Private Equity Fund, L.P.
                           135 South State College Boulevard
                           Brea CA 90071-1447

                           Facsimile No.: +1 (714) 671-7080
                           Attention: Jim Brown

                           with a copy to:

                           Capital International Limited
                           25 Bedford Street
                           London WC2E 9HN

                           Facsimile No.: +44 (20) 7864-5768
                           Attention: Ida Levine

                                                             Page 92 of 96 Pages

                           and to:

                           Capital Research International Inc.
                           25 Bedford Street
                           London WC2E 9HN

                           Facsimile No.: +44 (20) 7864 5814
                           Attention: Ashley Dunster

                           and to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           99 City Road
                           London
                           EC1Y 1AX

                           Facsimile No.: +44 (20) 7972 9602
                           Attention: Karen Wiedemann

                (iii)      If to Cavendish Nominees Limited:

                           c/o International Private Equity Services
                           13-15 Victoria Road PO Box 431
                           St. Peter Port
                           GY1 3ZD, Guernsey

                           Facsimile No.:  44 (0) 1481 715 219
                           Attention:  Mrs. Connie Helyar

                           with a copy to:

                           Baring Vostok Capital Partners
                           10 Uspenski Pereulok
                           103006 Moscow, Russia

                           Facsimile No.: 7095 967 1308
                           Attention: Michael Calvey

                           and to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           99 City Road
                           London
                           EC1Y 1AX

                           Facsimile No.: +44 (20) 7972 9602
                           Attention: Karen Wiedemann

                                                             Page 93 of 96 Pages

                (iv)       If to First NIS Regional Fund SICAV:

                           c/o Bank of Bermuda Luxembourg
                           13 Rue Goethe
                           L-1637, Luxembourg

                           Facsimile No.:  +35 2 40 46 46 595
                           Attention:  Christine Tourney

                           with a copy to:

                           Baring Vostok Capital Partners
                           10 Uspenski Pereulok
                           103006 Moscow, Russia

                           Facsimile No.: 7095 967 1308
                           Attention: Michael Calvey

                           and to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           99 City Road
                           London
                           EC1Y 1AX

                           Facsimile No.: +44 (20) 7972 9602
                           Attention: Karen Wiedemann

                (v)        If to the Company:

                           Golden Telecom, Inc.
                           c/o Golden Teleservices, Inc.
                           4121 Wilson Boulevard
                           8th Floor Arlington, VA 22203

                           Facsimile No.: +1 (703) 236-3101
                           Attention: General Counsel

                (vi)       If to GTS:

                           Global TeleSystems Europe Holdings B.V.
                           Avioport
                           Evert van de Beekstraat 314
                           1118 CX Schiphol Airpot
                           Netherlands
                           Facsimile No.:  +31 20 800 66 02
                           Attn: General Counsel

                           with a copy to:

                                                             Page 94 of 96 Pages

                           Global TeleSystems, Inc.
                           151 Shaftesbury Avenue
                           London WC2H 8AL
                           United Kingdom
                           Facsimile No.:  +44 (0)20 7655 5437
                           Attn:  General Counsel

                (e)     Assignment.  Except  upon  transfers  of Shares  subject
                        ----------
hereto to Permitted Transferees which agree to accept such Shares subject to the terms hereof and to be bound hereby, no party shall assign or transfer any of its rights under this Agreement without the prior written consent of the other parties.

                (f)     Governing Law. This  Agreement  shall be governed by the
                        -------------
laws of the State of New York. The jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall lie exclusively in any federal or state court located in the City of New York, New York. The parties irrevocably agree that venue would be proper in any such court, and hereby waive any objection that any such court is an improper or inconvenient forum for the resolution of such action. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdiction by suit on the judgment or in any other manner provided by applicable law.

                (g)     Entire  Agreement.  This  Agreement,  together  with any
                        -----------------
other agreements between the parties (including without limitation the GTS Registration Rights Agreement), constitutes the entire understanding between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement and all prior agreements, including, all the provisions of the Seller Shareholders Agreement and the provisions in Sections 9, 10, 11 and 13 of the CIG Shareholders and Registration Rights Agreement.

                (h)     Counterparts.  This Agreement may be executed in several
                        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                (i)     Severability.  Should any part, term or condition hereof
                        ------------
be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of this Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

                (j)     Force Majeure. No party shall be deemed to have breached
                        -------------
this Agreement or be held liable for any failure or delay in the performance of all or any portion of its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control. Without limiting the generality of the foregoing, such causes include acts of God or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lock-outs, wars and war-operations, restraints of government power or communication line failure or other circumstances beyond such party's control, or by reason of the judgment, ruling or order of any court or agency of competent jurisdiction or change of law or regulation subsequent to the execution of this Agreement.

                                                             Page 95 of 96 Pages

                (k)     Successors  and Assigns.  Subject to the  provisions  of
                        -----------------------
Section 8(e), this Agreement is solely for the benefit of the parties and their respective permitted successors and assigns. Nothing herein shall be construed to provide any rights to any other entity or individual.

                (l)     Headings.  Section headings are for convenience only and
                        --------
do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

                (m)     Attorneys' Fees. In any action or proceeding  brought to
                        ---------------
enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys, fees in addition to any other available remedy.


                            [signature page follows]

                                                             Page 96 of 96 Pages

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        ALFA TELECOM LIMITED

                                        By:
                                            ------------------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

                                        CAPITAL INTERNATIONAL GLOBAL
                                        EMERGING MARKETS PRIVATE EQUITY
                                        FUND, L.P.

                                        By:  CAPITAL INTERNATIONAL INC.,
                                             General Partner

                                        By:
                                            ------------------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                        CAVENDISH NOMINEES LIMITED

                                        By:
                                            ------------------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                        FIRST NIS REGIONAL FUND SICAV


                                        By: ------------------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

                                        By: ------------------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                        GOLDEN TELECOM, INC.

                                        By: ------------------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                        GLOBAL TELESYSTEMS EUROPE
                                        HOLDINGS B.V.

                                        By: ------------------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------



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